Exhibit 99.1

Avago Technologies Limited Announces First Quarter

Fiscal Year 2014 Financial Results

•	Net revenue down 4 percent sequentially to $709 million, up 23 percent from Q1 last year

•	GAAP gross margin of 48 percent; Non-GAAP gross margin of 52 percent

•	GAAP diluted EPS of $0.53; Non-GAAP diluted EPS of $0.84

SAN JOSE, Calif., and SINGAPORE – February 25, 2014 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial, and consumer applications, today reported financial results for the first quarter of its fiscal year 2014, ended February 2, 2014, and provided guidance for the second quarter of its fiscal year 2014.

First Quarter Fiscal Year 2014 GAAP Results

Net revenue was $709 million, a decrease of 4 percent compared with the previous quarter and an increase of 23 percent from the same quarter last year.

Gross margin was $339 million, or 48 percent of net revenue. This compares with gross margin of $346 million, or 47 percent of net revenue last quarter, and gross margin of $276 million, or 48 percent of net revenue in the same quarter last year.

Operating expenses were $200 million. This compares with $176 million in the prior quarter and $152 million for the same quarter last year.

Income from operations was $139 million. This compares with $170 million in the prior quarter and with $124 million in the same quarter last year.

First quarter net income was $134 million, or $0.53 per diluted share. This compares with net income of $172 million, or $0.68 per diluted share, for the prior quarter, and net income of $125 million, or $0.50 per diluted share, in the same quarter last year.

The Company’s cash balance at the end of the first quarter was $1,112 million, compared to $985 million at the end of the prior quarter.

The Company generated $229 million in cash from operations in the first quarter and spent $52 million on capital expenditures.

On December 31, 2013 the Company paid a quarterly cash dividend of $0.25 per ordinary share, totaling approximately $62 million.

First Quarter Fiscal Year 2014 Non-GAAP Results

Gross margin was $366 million, or 52 percent of net revenue. This compares with gross margin of $374 million, or 51 percent of net revenue last quarter, and gross margin of $292 million, or 51 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces First Quarter Fiscal Year 2014 Financial Results

Income from operations was $224 million. This compares with $229 million in the prior quarter and $162 million in the same quarter last year.

Net income was $217 million, or $0.84 per diluted share. This compares with net income of $227 million, or $0.89 per diluted share last quarter, and net income of $163 million, or $0.65 per diluted share, in the same quarter last year.

First Quarter Fiscal Year 2014 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q1 14	Q4 13	Q1 13	Q/Q	Y/Y
Net Revenue	$709	$738	$576	-4%	+23%
Gross Margin	52%	51%	51%	+1ppt	+1ppt
Operating Expenses	$142	$145	$130	-$3	+$12
Net Income	$217	$227	$163	-4%	+33%
Earnings Per Share - Diluted	$0.84	$0.89	$0.65	-$0.05	+$0.19

“In the first fiscal quarter of the year, we experienced significant growth in our wireless and wired infrastructure end markets and a clear recovery in our industrial as we compare revenue to the same quarter a year ago,” said Hock Tan, President and CEO of Avago Technologies Limited. “While we expect this broad based improvement to sustain into the second fiscal quarter, measured on a year over year basis, this will be overshadowed by a sequential decline in our wireless revenue resulting from the annual product transition at a major smartphone OEM customer.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q1 14	Q4 13	Q1 13	Q/Q	Y/Y
Wireless Communications	49	47	53	1%	13%
Wired Infrastructure	32	33	25	-7%	59%
Industrial & Other	19	20	22	-11%	6%

Key Statistics	Q1 14	Q4 13	Q1 13
(Dollars in millions)
Cash From Operations	$229	$212	$185
Depreciation	$32	$32	$22
Amortization	$25	$26	$19
Capital Expenditures	$52	$57	$67
Days Sales Outstanding	42	52	46
Inventory Days On Hand	76	71	72

Avago Technologies Limited Announces First Quarter Fiscal Year 2014 Financial Results

Second Quarter Fiscal Year 2014 Business Outlook

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2014, ending May 4, 2014, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Down 3% to 6%		Down 3% to 6%
Gross Margin	48.5% plus/minus 1%	$25M	52.5% plus/minus 1%
Operating Expenses	$201M	$54M	$147M
Taxes	$9M	$2M	$7M
Diluted Share Count	258M	3M	261M

Reconciling items include:

•	$18 million of amortization of intangible assets, $3 million of share-based compensation expense, $2 million of restructuring charges, and $2 million of acquisition-related costs primarily attributable to the CyOptics acquisition at the Gross Margin line;

•	$8 million of amortization of intangible assets, $27 million of share-based compensation, $6 million of restructuring charges, and $13 million of acquisition-related costs attributable to the CyOptics acquisition and the pending LSI acquisition at the Operating Expenses line; and

•	$2 million, which represents the tax effects of the reconciling items noted above, at the Taxes line.

Capital expenditures for the second quarter are expected to be approximately $70 million. For the second quarter depreciation is expected to be $33 million and amortization is expected to be $26 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Morgan Stanley Technology, Media & Telecom Conference in San Francisco on March 5, 2014.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the first quarter fiscal year 2014, and to provide guidance for the second quarter of fiscal year 2014, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (800) 884-5695; International+1-(617) 786-2960. The passcode is 31240044. A replay of the call will be available through March 4, 2014. To access the replay dial 888-286-8010; International +1-617-801-6888 and reference the passcode: 80707454. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Avago Technologies Limited Announces First Quarter Fiscal Year 2014 Financial Results

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, loss on extinguishment of debt, and income tax effects of non-GAAP reconciling adjustments. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; rates of growth in our target markets; failure to complete our acquisition of LSI Corporation (“LSI”); our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our pending acquisition of LSI; delays, challenges and expenses associated with integrating acquired companies, including LSI, with our existing businesses; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a

Avago Technologies Limited Announces First Quarter Fiscal Year 2014 Financial Results

political, economic, business, competitive and regulatory nature. Our Annual Report on Form 10-K filed on December 20, 2013 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Bin Jiang

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2014	2013	2013
Net revenue	$709	$738	$576
Cost of products sold:
Cost of products sold	347	373	286
Amortization of intangible assets	18	19	14
Restructuring charges	5	—	—

Total cost of products sold	370	392	300

Gross margin	339	346	276
Research and development	107	109	93
Selling, general and administrative	74	60	53
Amortization of intangible assets	7	7	5
Restructuring charges	12	—	1

Total operating expenses	200	176	152

Income from operations	139	170	124
Loss on extinguishment of debt	—	(1)	—
Other income, net	—	11	2

Income before income taxes	139	180	126
Provision for income taxes	5	8	1

Net income	$134	$172	$125

Net income per share:
Basic	$0.54	$0.69	$0.51
Diluted	$0.53	$0.68	$0.50
Shares used in per share calculations:
Basic	249	248	246
Diluted	255	253	251
Share-based compensation expense included in:
Cost of products sold	$3	$3	$2
Research and development	8	8	7
Selling, general and administrative	13	11	9

Total share-based compensation expense	$24	$22	$18

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2014	2013	2013
Net revenue	$709	$738	$576
Gross margin	$366	$374	$292
% of net revenue	52%	51%	51%
Research and development	$98	$100	$86
Selling, general and administrative	$44	$45	$44
Total operating expenses	$142	$145	$130
% of net revenue	20%	20%	23%
Income from operations	$224	$229	$162
Income before income taxes	$224	$240	$164
Provision for income taxes	$7	$13	$1
Net income	$217	$227	$163
Net income per share - diluted	$0.84	$0.89	$0.65
Shares used in per share calculation - diluted	258	255	252

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, loss on extinguishment of debt, and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2014	2013	2013
Net income on GAAP basis	$134	$172	$125
Amortization of intangible assets	25	26	19
Share-based compensation expense	24	22	18
Restructuring charges	17	—	1
Acquisition-related costs	19	11	—
Loss on extinguishment of debt	—	1	—
Income tax effects of non-GAAP reconciling adjustments	(2)	(5)	—

Net income on non-GAAP basis	$217	$227	$163

Gross margin on GAAP basis	$339	$346	$276
Amortization of intangible assets	18	19	14
Share-based compensation expense	3	3	2
Restructuring charges	5	—	—
Acquisition-related costs	1	6	—

Gross margin on non-GAAP basis	$366	$374	$292

Research and development on GAAP basis	$107	$109	$93
Share-based compensation expense	8	8	7
Acquisition-related costs	1	1	—

Research and development on non-GAAP basis	$98	$100	$86

Selling, general and administrative expense on GAAP basis	$74	$60	$53
Share-based compensation expense	13	11	9
Acquisition-related costs	17	4	—

Selling, general and administrative expense on non-GAAP basis	$44	$45	$44

Total operating expense on GAAP basis	$200	$176	$152
Amortization of intangible assets	7	7	5
Share-based compensation expense	21	19	16
Restructuring charges	12	—	1
Acquisition-related costs	18	5	—

Total operating expense on non-GAAP basis	$142	$145	$130

Income from operations on GAAP basis	$139	$170	$124
Amortization of intangible assets	25	26	19
Share-based compensation expense	24	22	18
Restructuring charges	17	—	1
Acquisition-related costs	19	11	-

Income from operations on non-GAAP basis	$224	$229	$162

Income before income taxes on GAAP basis	$139	$180	$126
Amortization of intangible assets	25	26	19
Share-based compensation expense	24	22	18
Restructuring charges	17	—	1
Acquisition-related costs	19	11	—
Loss on extinguishment of debt	—	1	—

Income before income taxes on non-GAAP basis	$224	$240	$164

Provision for income taxes on GAAP basis	$5	$8	$1
Income tax effects of non-GAAP reconciling adjustments	2	5	—

Provision for income taxes on non-GAAP basis	$7	$13	$1

Shares used in per share calculation - diluted on GAAP basis	255	253	251
Non-GAAP adjustment	3	2	1

Shares used in per share calculation - diluted on non-GAAP basis(1)	258	255	252

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	February 2,	November 3,
	2014	2013 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,112	$985
Trade accounts receivable, net	323	418
Inventory	286	285
Other current assets	138	130

Total current assets	1,859	1,818
Property, plant and equipment, net	684	661
Goodwill	392	391
Intangible assets, net	467	492
Other long-term assets	70	53

Total assets	$3,472	$3,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$257	$278
Employee compensation and benefits	59	98
Capital lease obligations - current	1	1
Other current liabilities	47	46

Total current liabilities	364	423
Long-term liabilities:
Capital lease obligations - non-current	1	1
Other long-term liabilities	115	105

Total liabilities	480	529
Shareholders’ equity:
Ordinary shares, no par value	1,622	1,587
Retained earnings	1,377	1,305
Accumulated other comprehensive loss	(7)	(6)

Total shareholders’ equity	2,992	2,886

Total liabilities and shareholders’ equity	$3,472	$3,415

(1)	Amounts as of November 3, 2013 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2014	2013	2013
Cash flows from operating activities:
Net income	$134	$172	$125
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	58	41
Share-based compensation	24	22	17
Tax benefits of share-based compensation	4	19	—
Excess tax benefits from share-based compensation	(3)	(14)	—
Gain from sale of investments	—	(10)	—
Unrealized (gain)/loss on trading securities	—	1	(2)
Impairment of investment and loan receivable from investee	—	(3)	—
Amortization of debt issuance costs	—	1	—
Gain from post-retirement medical plan curtailment and settlement	(3)	—	—
Loss on extinguishment of debt	—	1	—
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	95	(53)	75
Inventory	(1)	(1)	(14)
Accounts payable	(24)	9	(34)
Employee compensation and benefits	(39)	18	(13)
Deferred tax assets and liabilities	(3)	(15)	1
Other current assets and current liabilities	(13)	9	(12)
Other long-term assets and long-term liabilities	1	(2)	1

Net cash provided by operating activities	229	212	185

Cash flows from investing activities:
Purchase of property, plant and equipment	(52)	(57)	(67)
Acquisitions, net of cash acquired	—	(5)	—
Purchases of investments	—	(5)	(9)
Proceeds from sale of investments	—	13	—

Net cash used in investing activities	(52)	(54)	(76)

Cash flows from financing activities:
Proceeds from government grants	2	2	3
Debt financing costs	—	(2)	—
Payment on capital lease obligation	—	(1)	—
Issuance of ordinary shares, net of issuance cost	19	41	10
Repurchase of ordinary shares	(12)	(33)	(13)
Excess tax benefits from share-based compensation	3	14	—
Dividend payments to shareholders	(62)	(57)	(42)

Net cash used in financing activities	(50)	(36)	(42)

Net increase in cash and cash equivalents	127	122	67
Cash and cash equivalents at the beginning of period	985	863	1,084

Cash and cash equivalents at end of period	$1,112	$985	$1,151